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                                                                      EXHIBIT 21


                             LIST OF SUBSIDIARIES OF
                          CAPSTEAD MORTGAGE CORPORATION



At December 31, 1998 the subsidiaries of Capstead Mortgage Corporation were as follows:

                                                                                                    STATE OF
                                                                                                    DOMICILE
-------------------------------------------------------------------------------------------------------------
PARENT COMPANY
   SUBSIDIARY
Capstead Mortgage Corporation ("CMC")...................................................            Maryland
   Capstead Advisers, Inc...............................................................            Nevada
   Capstead Capital Corporation.........................................................            Delaware
   Capstead Select Corporation..........................................................            Delaware
   Capstead Securities Corporation I....................................................            Delaware
   Capstead Securities Corporation II...................................................            Delaware
   Capstead Securities Corporation III..................................................            Delaware
   Capstead Securities Corporation IV...................................................            Delaware
   CMC Securities Corporation I.........................................................            Nevada
   CMC Securities Corporation III.......................................................            Delaware
   CMC Securities Corporation IV........................................................            Delaware
   CMC ARM Securities Corporation.......................................................            Delaware
   Capstead Mortgage Services Corporation...............................................            Delaware

   Capstead Holdings, Inc.(1)...........................................................            Delaware
     Capstead Inc.(2)...................................................................            Delaware
     CMC Securities Corporation II(2)...................................................            Delaware

CMC Investment Partnership(3)...........................................................            Texas




(1)  CMC owns all of the issued and outstanding preferred stock.
(2)  Capstead Holdings, Inc. owns all the issued and outstanding common stock.
(3)  A general partnership owned by CMC and Capstead Holdings, Inc.